Exhibit 10.1

IGNYTA, INC.

2014 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND

RESTRICTED STOCK UNIT AWARD AGREEMENT

Ignyta, Inc., a Delaware corporation (the “Company”), pursuant to its 2014 Incentive Award Plan (the “Plan”), hereby grants to the holder listed below (“Holder”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”) with respect to the number of shares of the Company’s Common Stock (the “Shares”) set forth below. This award for Restricted Stock Units (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Agreement.

Holder:

Grant Date:

Total Number of RSUs:

Distribution Schedule:	Subject to the terms of the Restricted Stock Unit Agreement, the RSUs shall be distributable in accordance with Section 1.1 of the Restricted Stock Unit Agreement.

Vesting Schedule:	Subject to the terms of the Restricted Stock Unit Agreement, the RSUs shall vest as follows:

By Holder’s signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Holder has reviewed the Plan, the Agreement and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Plan, the Agreement and the Grant Notice. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement or the Grant Notice.

IGNYTA, INC.	HOLDER

By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, the Company has granted to Holder the right to receive the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan.

ARTICLE I

AWARD OF RESTRICTED STOCK UNITS

1.1 Award of Restricted Stock Units.

(a) Award. In consideration of Holder’s continued employment with the Company or any Subsidiary thereof and for other good and valuable consideration, the Company hereby grants to Holder the right to receive the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. Prior to actual issuance of any Shares, the RSUs and the Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b) Vesting. The RSUs subject to the Award shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Holder will have no right to any distribution with respect to such RSUs. Except as set forth in the Vesting Schedule set forth in the Grant Notice, in the event of Holder’s Termination of Service prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.

(c) Distribution of RSUs.

(i) Shares shall be distributed to Holder (or in the event of Holder’s death, to his or her estate) with respect to such Holder’s vested RSUs within sixty (60) days following the vesting date of the RSUs as specified in the Vesting Schedule set forth in the Grant Notice, subject to the terms and provisions of the Plan and this Agreement.

(ii) Unless otherwise determined by the Administrator, all distributions shall be made by the Company in the form of whole Shares.

(iii) Neither the time nor form of distribution of Shares with respect to the RSUs may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.

(d) Generally. Shares issued under the Award shall be issued to Holder or Holder’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (i) uncertificated form, with the Shares recorded in the name of Holder in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (ii) certificate form. In no event will fractional shares be issued upon settlement of the

Award. All distributions shall be made by the Company in the form of whole Shares. In lieu of any fractional Share, the Company shall make a cash payment to Holder equal to the Fair Market Value of such fractional Share on the date the RSUs are settled pursuant to this Section 1.1.

1.2 Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) The Company and its Subsidiaries have the authority to deduct or withhold, or require Holder to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company and its Subsidiaries may withhold or Holder may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Holder;

(iii) with respect to any tax withholding obligation arising in connection with the distribution of the RSUs, by requesting that the Company and its Subsidiaries withhold a net number of vested Shares otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the tax withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv) with respect to any tax withholding obligation arising in connection with the distribution of the RSUs, with the consent of the Administrator, by tendering to the Company vested Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the tax withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v) with respect to any withholding taxes arising in connection with the distribution of the RSUs, through the delivery of a notice that Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Holder pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the tax withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing.

(b) With respect to any withholding taxes arising in connection with the RSUs, in the event Holder does not provide timely payment of all sums required pursuant to Section 1.2(a), the Company shall have the right, but not the obligation, to treat such failure as an election by Holder to satisfy all or any portion of Holder’s required payment obligation pursuant to Section 1.2(a)(iii) above. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to Holder or his or her legal representative unless and until Holder or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Holder resulting from the vesting of the

RSUs, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the RSUs, provided that no payment shall be delayed under this Section 1.2 if such delay will result in a violation of Section 409A of the Code.

(c) In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 1.2(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Holder’s behalf a whole number of shares from those Shares then issuable to Holder pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Holder’s acceptance of this Award constitutes Holder’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 1.2(c), including the transactions described in the previous sentence, as applicable.

(d) Holder is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding obligation in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Holder’s tax liability.

1.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any Shares then issuable to Holder pursuant to the RSUs prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 1.2 by the Company or its Subsidiary with respect to which the applicable withholding obligation arises.

ARTICLE II

RESTRICTIONS

2.1 Award and Interests Not Transferable. This Award, including the RSUs awarded hereunder, may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the Shares issuable pursuant to the Award have been issued, and all restrictions applicable to such Shares have lapsed. This Award and the rights and privileges conferred hereby, including the RSUs awarded hereunder, shall not be liable for the debts, contracts or engagements of Holder or his or her successors in interest and shall not be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

2.2 Rights as Stockholder. Neither Holder nor any person claiming under or through Holder shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Holder (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Holder shall have all the rights of a stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.

2.3 Forfeiture and Claw-Back Provisions. Holder hereby acknowledges and agrees that the Award is subject to the provisions of Section 11.5 of the Plan.

2.4 Trading Restrictions. The Company may establish reasonably appropriate periods from time to time during which Holder’s ability to engage in transactions involving the Shares is subject to specific restrictions (“Restricted Periods”). Holder may be subject to restrictions giving rise to a Restricted Period for any reason that the Company determines appropriate, including, restrictions generally applicable to employees or groups of employees or restrictions applicable to Holder during an investigation of allegations of misconduct or conduct detrimental to the Company or any Subsidiary by Holder.

ARTICLE III

OTHER PROVISIONS

3.1 Administration. The Administrator shall have the power to interpret the Plan, this Agreement and the Grant Notice and to adopt such rules for the administration, interpretation and application of the Plan, this Agreement and the Grant Notice as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Holder, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, this Agreement or the Grant Notice.

3.2 Adjustments. Holder acknowledges that the Award, including the vesting of the Award and the number of Shares subject to the Award, is subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and Section 13.2 of the Plan.

3.3 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Holder shall be addressed to Holder at Holder’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.3, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.5 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.6 Conformity to Securities Laws. Holder acknowledges that the Plan, this Agreement and the Grant Notice are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted and may vest or be settled, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

3.7 Tax Representations. Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of Holder.

3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.11 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Holder any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Holder.

3.12 Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Holder with respect to the subject matter hereof, including without limitation, any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Holder by the Company.

3.13 Paperless Administration. By accepting this Award, Holder hereby agrees to receive documentation related to the Award by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.

3.14 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”), and, accordingly, the Shares issuable pursuant to the RSUs hereunder shall be distributed to Holder no later than the later of: (i) the fifteenth (15th) day of the third month following Holder’s first taxable year in which such RSUs are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder. However, notwithstanding any other provision of the Plan, this Agreement and the Grant Notice, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Holder or any other person for failure to do so) to adopt such amendments to the Plan, this Agreement or the Grant Notice, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Holder may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

3.15 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

3.16 Limitation on Holder’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Holder shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when settled pursuant to the terms hereof.

3.17 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

3.18 Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 1.2(a)(iii) or (v): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Holder will be responsible for all broker’s fees and other costs of sale, and Holder agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Holder as soon as reasonably practicable; (e) Holder acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Holder agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the tax withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s tax withholding obligation.

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